EXHIBIT 10.13
         SUBLEASE FOR OFFICE AT 570 LEXINGTON AVENUE, NEW YORK, NEW YORK

                       TECHNOLOGY PARTNERS (HOLDINGS) LLC
                          570 LEXINGTON AVENUE--18th FL.
                               New Yort, NY 10022

                               TAT: (212) 759-3022

                               FAX: (212) 759-9184

                                                                 February 1,2000


                  Mr. Brian Ransom
                  President
                  CATHAY ONLINE LNC~

                  8 EAST AT STREET--SUITE 1000
                  NEWYORK,NY 10017

                  DEAR

                  This letter will confirm our agreement to sub.4easo to you and Cathay Online Inc. for six months, the rear ertolosed office Song the east wall of our office stEte, together with, one administrative cubicle.

                  AS AGREED~ THIS SUB-LEASE shall be at the rate of $3,000.00 per month for the office end cubicle, ROFfl shall be payable In advance on Ihe first of each month. One rnonttVs security DEPOSIT IS also payable upon signing of this agreement The sub-lease shall n.m from February 1, 2000 THROUGH JULY 31, 2000, UNLESS EXTENDS AT THE OPTION OF Technology Partners.

                  YOU WILL BE ISSUED A SET OF KEYS TO YOUR OFF BE SPACU AND THE TECHNOLOGY PARTNERS' OFFICE STHTE YOU WILL ALSO BE PROVICED WITH A MAGNETIC KEYCARD FOR BUILDING A~SS, YOU ARE responsible for THESE ITEMS WHICH MUST BE RETURNED TO TECHNDOQY PARTNERS UPON termInation S your sub4ease. You will also be responsible for your own telepTione and Internet services, and will be bflied DIRECTLY B~ TECHNOLOGY PARTNERS FOR DIRECT USE gi f~x arid copiers.

                            SIGNED AND AGREED TO BY:

                  Brian Ransom               Porter Blbb

                  President                  Technology Partners (Holdings) LLC
                  CATHAY ONLINE INC.